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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-98104 and No. 33-98138) and in the Prospectus constituting part of the Registration Statements on Forms S-3 (No. 333-02730 and No. 333-08993) of Boston Life Sciences, Inc. and its subsidiaries (the "Company") of our report dated February 18, 1997, except as to the last paragraph of Note 9 which is as of November 19, 1997, appearing on page 17 of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996.



/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Boston, Massachusetts
November 19, 1997